                              [RENAISSANCERE LOGO]

            RENAISSANCERE REPORTS $207 MILLION OPERATING LOSS FOR THE
         FOURTH QUARTER OF 2005; $2.92 OPERATING LOSS PER COMMON SHARE.

              $210 MILLION NET LOSS FOR THE FOURTH QUARTER OF 2005;
                        $2.97 NET LOSS PER COMMON SHARE.

    OPERATING EARNINGS GUIDANCE OF $6.50 TO $7.00 PER COMMON SHARE FOR 2006.

PEMBROKE, BERMUDA, FEBRUARY 7, 2006 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
today reported a net operating loss attributable to common shareholders of
$206.9 million in the fourth quarter of 2005, principally reflecting a $313.9 million net negative impact from hurricane Wilma. These results compared to net operating income available to common shareholders of $188.6 million reported for the fourth quarter of 2004. Net operating (loss) income excludes net realized investment losses of $3.5 million in the fourth quarter of 2005 and net realized investment gains of $2.8 million in the fourth quarter of 2004. Net operating loss per common share was $2.92 in the fourth quarter of 2005, compared to net operating income per common share of $2.62 in the fourth quarter of 2004. Net loss attributable to common shareholders was $210.4 million or $2.97 per common share in the quarter, compared to net income available to common shareholders of
$191.5 million or $2.66 per common share for the same quarter of 2004.

Neill A. Currie, CEO, commented: "For the first time in our corporate history, we've had an operating loss for the year, which was chiefly the result of the very active hurricane season. While disappointing from a financial perspective,
2005 demonstrated the value that Renaissance delivers to its customers--through rapid and reliable claims payment, through our capacity to price and bind contracts in all market conditions and through the strength of our balance sheet."

Mr. Currie also said: "For 2006, we are projecting operating EPS of $6.50 to
$7.00, reflecting an operating return on equity of approximately 25%, assuming normal loss activity. This projection assumes over 15% growth in managed catastrophe premiums, 15% growth in individual risk premiums, and a 35% decline in specialty reinsurance premiums compared to normalized levels of premiums for
2005. While market conditions are not as attractive as we had hoped in specialty reinsurance, we saw many opportunities in our catastrophe reinsurance business this renewal season, and expect to see more opportunities in both catastrophe reinsurance and in individual risk over the course of 2006."

FOURTH QUARTER 2005 RESULTS
---------------------------

NET IMPACT OF HURRICANE WILMA
-----------------------------

Hurricane Wilma resulted in a $313.9 million net negative impact to the Company and reflects an increase from the Company's prior initial estimate of $250 to
$300 million. The Company's Reinsurance segment was negatively impacted by
$258.6 million and its Individual Risk segment was negatively impacted by $55.3 million. See the supplemental financial data below for additional information regarding the impact of hurricane Wilma on the Company's fourth quarter 2005 net claims and claim expenses incurred and loss ratios by segment as well as additional information regarding the uncertainty inherent in developing this estimate.

PREMIUMS
--------

Gross premiums written for the fourth quarter of 2005 were $288.5 million, compared to $163.8 million for the same quarter of 2004. Gross premiums written include $134.6 million in gross premiums written for the Company's Reinsurance segment in the fourth quarter of 2005, compared to $58.2 million for the same quarter of 2004; and $153.9 million in gross premiums written for the Company's
Individual Risk segment in the fourth quarter of 2005, compared to $105.5 million for the same quarter of 2004. Gross premiums written in the Reinsurance segment include $71.3 million in reinstatement premiums written as a result of the 2005 hurricane losses. During the same period in 2004, gross premiums written in the Reinsurance segment included $10.4 million in reinstatement premiums written in the Reinsurance segment as a result of the 2004 hurricane losses.

Net premiums written for the fourth quarter of 2005 were $249.5 million, compared to $143.9 million for the same quarter of 2004. Net premiums written include $137.1 million in net premiums written for the Company's Reinsurance segment in the fourth quarter of 2005, compared to $51.0 million for the same quarter of 2004; and $112.4 million in net premiums written for the Company's
Individual Risk segment in the fourth quarter of 2005, compared to $92.9 million for the same quarter of 2004.

Net premiums earned for the fourth quarter of 2005 were $414.1 million, compared to $331.3 million for the same quarter of 2004. Net premiums earned include
$309.8 million in net premiums earned for the Company's Reinsurance segment in the fourth quarter of 2005, compared to $230.8 million for the same quarter of
2004; and $104.3 million in net premiums earned for the Company's Individual
Risk segment in the fourth quarter of 2005, compared to $100.6 million for the same quarter of 2004.

Premiums for the fourth quarter of 2005 include $24.5 million of gross premiums written, $36.0 million of net premiums written and $85.2 million of net premiums earned by the Company's consolidated joint venture, DaVinci Reinsurance Ltd.
("DaVinci Re"), during the fourth quarter of 2005, compared to $6.4 million of gross premiums written, $7.2 million of net premiums written and $48.6 million of net premiums earned by DaVinci Re during the fourth quarter of 2004.

UNDERWRITING RATIOS, RESERVE DEVELOPMENT AND INDIVIDUAL RISK RESERVE REVIEW
---------------------------------------------------------------------------

GENERAL

For the fourth quarter of 2005, the Company generated a combined ratio of
183.0%, a loss ratio of 160.0% and an expense ratio of 23.0%, compared to a combined ratio, loss ratio and expense ratio of 58.1%, 37.7% and 20.4% for the fourth quarter of 2004, respectively.

The Company's Reinsurance segment generated a loss ratio of 184.7% and an expense ratio of 14.7% for the fourth quarter of 2005, compared to a loss ratio and an expense ratio of 22.6% and 16.6%, for the fourth quarter of 2004, respectively. The fourth quarter 2005 Reinsurance loss ratio was negatively impacted by hurricane Wilma which added 134.5 percentage points to the
Reinsurance loss ratio. In addition, the Reinsurance segment recorded an additional $20.4 million of ceded premium earned attributable to hurricane
Wilma, which negatively impacted the Reinsurance loss ratio by 11.4 percentage points and the expense ratio by 0.9 percentage points.

For the quarter, the Company's Individual Risk segment generated a loss ratio of
86.4% and an expense ratio of 47.6%, compared to a loss ratio and an expense ratio of 72.2% and 29.4%, for the fourth quarter of 2004, respectively. The fourth quarter 2005 Individual Risk loss ratio was negatively impacted by hurricane Wilma which added 32.2 percentage points to the Individual Risk loss ratio. The fourth quarter 2005 Individual Risk loss ratio was favorably impacted by the Individual Risk reserve review (as discussed below) by 1.1 percentage points. In addition, the Individual Risk segment recorded an additional $21.2 million of ceded premium earned attributable to hurricane Wilma, which negatively impacted the Individual Risk loss ratio by 14.6 percentage points and the expense ratio by 8.0 percentage points.

During the quarter, the Company recorded unfavorable development on prior year reserves of $4.8 million or an increase of 1.2 percentage points to the
Company's quarterly loss ratio. The Company's Reinsurance segment contributed
$5.9 million of unfavorable development, and the Company's Individual Risk segment contributed $1.1 million of favorable development. Net paid losses for the quarter were $477.9 million.

Following is supplemental financial data regarding the impact of hurricane Wilma and the Individual Risk reserve review on net claims and claim expenses incurred and loss ratios by segment as well as the net financial statement impact.

Analysis of net claims and claim expenses incurred for the current calendar
---------------------------------------------------------------------------
quarter as a result of hurricane Wilma and the Individual Risk reserve review:
------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                         THREE MONTHS ENDED DECEMBER 31, 2005
                                                                         ------------------------------------
                                                                             (in millions of U.S. dollars)

                                                        REINSURANCE NET CLAIMS    INDIVIDUAL RISK NET CLAIMS      TOTAL NET CLAIMS
                                                          AND CLAIM EXPENSES          AND CLAIM EXPENSES         AND CLAIM EXPENSES
                                                        -----------------------   ---------------------------  --------------------
NET CLAIMS AND CLAIM EXPENSES INCURRED                    INCURRED      RATIO       INCURRED         RATIO       INCURRED    RATIO
--------------------------------------                  -----------   ---------   ------------    -----------  -----------  --------

Hurricane Wilma                                           $ 416.9       134.5%       $ 33.6          32.2%       $ 450.5     108.8%
Individual Risk reserve review                                  -           -          (1.1)         (1.1%)         (1.1)     (0.3%)
Losses excluding hurricane Wilma and Individual
Risk reserve review                                         155.5        50.2%          57.6          55.3%         213.1      51.5%
                                                          -------       -----        ------          -----       -------     ------
    Total net claims and claim expenses incurred          $ 572.4       184.7%       $ 90.1          86.4%       $ 662.5     160.0%
                                                          =======       =====        ======          =====       =======     ======
------------------------------------------------------------------------------------------------------------------------------------

Analysis of net financial statement impact from hurricane Wilma and the
-----------------------------------------------------------------------
Individual Risk reserve review:
-------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                         THREE MONTHS ENDED DECEMBER 31, 2005
                                                                         ------------------------------------
                                                                             (in millions of U.S. dollars)

                                                                  NET CLAIMS AND
                                                                  CLAIM EXPENSES                           MINORITY
NET NEGATIVE (POSITIVE) FINANCIAL STATEMENT IMPACT                    INCURRED            OTHER (1)        INTEREST         TOTAL
--------------------------------------------------                    --------            ---------        --------         -----

Hurricane Wilma                                                       $ 450.5             $ (15.9)         $ (120.7)      $ 313.9
Individual Risk reserve review                                           (1.1)                  -                 -          (1.1)
                                                                      -------             --------         ---------      --------
     Net negative (positive) financial statement impact               $ 449.4             $ (15.9)         $ (120.7)      $ 312.8
                                                                      =======             ========         =========      ========
(1) Other primarily consists of assumed and ceded earned reinstatement premiums and lost profit commissions.
------------------------------------------------------------------------------------------------------------------------------------

INDIVIDUAL RISK RESERVE REVIEW

The Company announced on May 3, 2005 that it would undertake, during 2005, a review of its processes and assumptions used in establishing its reserves. The
Company completed reviews of its catastrophe and specialty reinsurance reserves in the second and third quarters of 2005, respectively, and completed a review of its Individual Risk reserves this quarter. As a result of this review of
Individual Risk reserves, the Company reduced its reserves within the Individual
Risk segment by $1.1 million, which reduced the Company's quarterly Individual
Risk loss ratio by 1.1 percentage points.

EQUITY IN EARNINGS OF OTHER VENTURES
------------------------------------

Equity in earnings of other ventures generated $5.3 million in income in the fourth quarter of 2005 compared to $10.6 million in income in the fourth quarter of 2004. Included in this is the Company's equity in the earnings of its investments in Top Layer Reinsurance Ltd. ("Top Layer Re"), ChannelRe Holdings
Ltd. ("ChannelRe") and Tower

Hill Capital Holdings Inc. ("Tower Hill"). The reduction in equity in earnings of other ventures in the fourth quarter of 2005 compared to the same period in
2004 was principally due to a decrease in the Company's pro-rata share of income from Top Layer Re due to a reduction in net premium earned by Top Layer Re.

OTHER INCOME
------------

During the fourth quarter of 2005 the Company recognized income of $11.0 million on fees and other items compared to income of $23.3 million in the fourth quarter of 2004. Fee income was $3.2 million in the fourth quarter of 2005 compared to $3.4 million in the fourth quarter of 2004. Other items, which includes the mark-to-market on the Company's warrant to purchase shares of
Platinum Underwriters Holding Ltd. ("Platinum") stock, mark-to-market on the
Company's short position in credit derivatives, and other items, generated income of $7.8 million and $20.0 million in the fourth quarters of 2005 and
2004, respectively. Other items in 2004 was driven by the recording of $27.4 million of cumulative unrealized gains on the Platinum warrant in the income statement in the fourth quarter of 2004 for the first time, following the expiration at that time of the Company's related lockup obligation.

NET INVESTMENT INCOME AND NET REALIZED GAINS AND LOSSES ON INVESTMENTS; SALE OF
-------------------------------------------------------------------------------
PLATINUM SHARES
---------------

Net investment income for the fourth quarter of 2005 was $59.1 million, compared to $58.4 million for the same quarter in 2004. Other investments, which include the Company's hedge fund and private equity investments, generated $12.4 million of net investment income in the fourth quarter of 2005 compared with $25.4 million in the fourth quarter of 2004.

During the fourth quarter of 2005, the Company generated net realized losses of
$3.5 million compared to net realized gains of $2.8 million during the fourth quarter of 2004. Net realized losses of $3.5 million are net of a $29.8 million realized gain from the sale of all of the Company's shares of Platinum during the quarter which generated net proceeds of $114.0 million. The Company continues to hold its warrant to purchase 2.5 million shares of Platinum for
$27.00 per share (which warrant may only be exercised on a net share basis, based on the average closing price per Platinum common share for the 10-day period preceding the exercise date).

OTHER ITEMS
-----------

Corporate expenses of $30.0 million incurred during the fourth quarter of 2005 were $26.4 million higher than the fourth quarter of 2004. The increase in such expenses is due in part to $10.2 million of professional fees and an accrual for other costs incurred during the fourth quarter of 2005 related to the Company's internal review and the ongoing investigations into the Company and certain of its present and former executive officers by governmental authorities. Also included in the fourth quarter 2005 corporate expenses is $13.3 million of compensation expense incurred due to the accelerated vesting of Mr. Stanard's previously unvested equity grants upon his departure from the Company in the fourth quarter of 2005.

The Company's cash flows from operations were a net outflow of $206.8 million for the fourth quarter of 2005, compared to a net outflow of $233.6 million for the fourth quarter of 2004.

CAPITAL
-------

In the fourth quarter of 2005 the Company's consolidated joint venture,
DaVinciRe Holdings Ltd. ("DaVinci"), raised $320.6 million of equity capital.
The capital was funded by new and existing investors, including $50.0 million contributed by the Company. In conjunction with the transaction, the Company provided one DaVinci shareholder, State Farm Mutual Automobile Insurance Company
("State Farm"), with an option which allows State Farm to sell its DaVinci shares to the Company on or before July 31, 2006 at DaVinci's book value per share as of June 30, 2006. The put option must be exercised by March 1, 2006. As of December 31, 2005, the DaVinci shares held by State Farm had a book value of
$152 million. RenaissanceRe Holdings Ltd.'s ownership in DaVinci at December 31,
2005, stood at 20%, down from 25% prior to the capital raise. The Company continues to maintain

majority voting control of DaVinci and accordingly will continue consolidating the results of DaVinci into the Company's consolidated results of operations and financial position.

Shareholders' equity at Renaissance Reinsurance Ltd., DaVinci Re and Glencoe
Insurance Ltd., the Company's principal operating subsidiaries, was $1.3 billion, $681 million and $409 million, respectively, at December 31, 2005 compared to $1.3 billion, $611 million and $343 million, respectively, at June
30, 2005. In addition, as of December 31, 2005, RenaissanceRe Holdings Ltd., the
parent holding company, had $607 million of investments available to be contributed to the operating subsidiaries and for other corporate purposes.
Included in this are the proceeds of a $150 million draw down on the Company's
$500 million revolving credit facility during the fourth quarter, and the proceeds of $114.0 million from the sale of all of the Company's shares of
Platinum's common stock.

Shareholders' equity attributable to common shareholders was $1.8 billion at
December 31, 2005, compared to $2.1 billion at December 31, 2004. Book value per common share at December 31, 2005 was $24.52, compared to $30.19 per common share at December 31, 2004.

FULL YEAR 2005 RESULTS
----------------------

For the year ended December 31, 2005, the Company reported a net operating loss attributable to common shareholders of $274.5 million compared to net operating income available to common shareholders of $109.7 million reported in 2004. Net operating (loss) income excludes net realized investment losses of $7.0 million and net realized investment gains of $23.4 million for 2005 and 2004, respectively. Net operating loss per common share was $3.89 in 2005, compared to net operating income per common share of $1.53 in 2004. Net loss attributable to common shareholders was $281.4 million or $3.99 per common share in the year, compared to net income available to common shareholders of $133.1 million or
$1.85 per common share for 2004.

NET IMPACT OF HURRICANES
------------------------

The Company recorded a net negative impact of $909.3 million from hurricanes
Dennis, Katrina, Rita and Wilma during 2005. The net negative impact from these hurricanes in the Company's Reinsurance segment was $759.5 million and in its
Individual Risk segment was $149.8 million. In 2004, the Company recorded a net negative impact of $570.2 million from hurricanes Charley, Frances, Ivan and
Jeanne. The net negative impact from the 2004 hurricanes impacted the Company's
Reinsurance segment by $411.9 million and the Individual Risk segment by $158.3 million in 2004. See the supplemental financial data below for additional information regarding the 2005 net hurricane claims and claim expenses incurred and loss ratios by segment as well as additional information regarding the uncertainty inherent in developing these estimates.

PREMIUMS
--------

Gross premiums written for 2005 were $1,809.1 million, compared to $1,544.2 million for 2004. Gross premiums written include $1,157.7 million in gross premiums written for the Company's Reinsurance segment in 2005, compared to
$1,066.1 million for 2004; and $651.4 million in gross premiums written for the
Company's Individual Risk segment in 2005, compared to $478.1 million for 2004.
Gross premiums written in the Reinsurance segment include $153.4 million of premium attributable to hurricanes Katrina, Rita and Wilma. This includes $115.0 million of catastrophe premium and $38.4 million of specialty premium. During the same period in 2004, gross premiums written in the Reinsurance segment included $57.5 million of catastrophe premium written as a result of the 2004 hurricane losses.

Net premiums written for 2005 were $1,543.3 million, compared to $1,349.3 million for 2004. Net premiums written include $1,024.0 million in net premiums written for the Company's Reinsurance segment in 2005, compared to $930.9 million for 2004; and $519.3 million in net premiums written for the Company's
Individual Risk segment in 2005, compared to $418.3 million for 2004.

Net premiums earned for 2005 were $1,402.7 million, compared to $1,338.2 million for 2004. Net premiums earned include $947.4 million in net premiums earned for the Company's Reinsurance segment in 2005, compared to

$944.5 million for 2004; and $455.3 million in net premiums earned for the
Company's Individual Risk segment in 2005, compared to $393.7 million for 2004.

Premiums for 2005 include $181.4 million of gross premiums written, $226.5 million of net premiums written and $217.7 million of net premiums earned by the
Company's consolidated joint venture, DaVinci Re, during 2005, compared to
$181.5 million of gross premiums written, $198.8 million of net premiums written and $207.1 million of net premiums earned by DaVinci Re during 2004.

Following is supplemental financial data regarding gross premiums written in
2005 and 2004 attributable to the large catastrophes in those years. Large catastrophes included hurricanes Katrina, Rita and Wilma in 2005 and hurricanes
Charley, Frances, Ivan and Jeanne in 2004.

----------------------------------------------------------------------------------------------------------------------------------

                                                                        TWELVE MONTHS ENDED
                                          ----------------------------------------------------------------------------------------
                                                       DECEMBER 31, 2005                        DECEMBER 31, 2004
                                          ------------------------------------------- --------------------------------------------
                                                                    (in millions of U.S. dollars)

GROSS PREMIUMS WRITTEN                      ACTUAL   LOSS RELATED (1)  NORMALIZED (2)   ACTUAL  LOSS RELATED (1)   NORMALIZED (2)
----------------------                    ---------- ---------------- --------------- --------- ---------------- ----------------

   Managed catastrophe premiums (3)         $ 791.9          $ 115.0          $ 676.9   $ 753.4         $ 57.5           $ 695.9
   Specialty premiums                         425.7             38.4            387.3     382.9              -             382.9
                                          ---------- ---------------- --------------- --------- ---------------  ----------------
       Total Reinsurance segment premiums $ 1,217.6          $ 153.4        $ 1,064.2 $ 1,136.3         $ 57.5         $ 1,078.8
                                          ========== ================ =============== ========= ===============  ================

(1)  Loss related premium includes reinstatement premiums written as a result of large catastrophes, back-up reinsurance coverage provided to companies to replace reinsurance protection lost following a large catastrophe, and reinsurance coverage provided to companies to cover named hurricanes.

(2)  See Comments on Regulation G.

(3)  Total managed catastrophe premiums include Renaissance and DaVinci catastrophe premium, as above, and catastrophe premium of
     $59.9 million and $70.2 million for the twelve months ended December 31, 2005 and 2004, respectively, written on behalf of our joint venture, Top Layer Re. See Comments on Regulation G.

----------------------------------------------------------------------------------------------------------------------------------

UNDERWRITING RATIOS, RESERVE DEVELOPMENT AND RESERVE REVIEWS
------------------------------------------------------------

GENERAL

In 2005, the Company generated a combined ratio of 139.7%, a loss ratio of
116.6% and an expense ratio of 23.1%, compared to a combined ratio, loss ratio and expense ratio of 104.4%, 81.9% and 22.5% in 2004, respectively.

The Company's Reinsurance segment generated a loss ratio of 132.2% and an expense ratio of 16.5% in 2005, compared to a loss ratio and an expense ratio of
79.0% and 16.1%, in 2004, respectively. The 2005 Reinsurance loss ratio was negatively impacted by hurricanes Dennis, Katrina, Rita and Wilma which added
114.5 percentage points to the Reinsurance loss ratio. In 2004, the Reinsurance loss ratio was negatively impacted by hurricanes Charley, Frances, Ivan and
Jeanne which added 61.6 percentage points to the Reinsurance loss ratio. In addition, the Reinsurance segment recorded an additional $49.9 million of ceded earned premium attributable to the 2005 hurricanes, which negatively impacted the Reinsurance loss ratio by 6.7 percentage points and the expense ratio by 0.9 percentage points.

For the year, the Company's Individual Risk segment generated a loss ratio of
84.1% and an expense ratio of 36.7%, compared to a loss ratio and an expense ratio of 89.0% and 37.9%, in 2004, respectively. The 2005 Individual Risk loss ratio was negatively impacted by hurricanes Dennis, Katrina, Rita and Wilma which added 24.8 percentage points to the Individual Risk loss ratio. In 2004, the Individual Risk loss ratio was negatively impacted by hurricanes Charley,
Frances, Ivan and Jeanne which added 36.5 percentage points to the Individual
Risk loss ratio. In addition, the Individual Risk segment recorded an additional
$34.4 million of ceded earned premium attributable to the 2005 hurricanes, which negatively impacted the Individual Risk loss ratio by 6.0 percentage points and the expense ratio by 2.6 percentage points.

During the year, the Company recorded favorable development on prior year reserves of $241.5 million or a reduction of 17.2 percentage points to the
Company's loss ratio, principally due to the reserve reviews described below.
The Company's Reinsurance segment contributed $231.3 million of favorable development, and the Company's Individual Risk segment contributed $10.1 million of favorable development. Net paid losses for the year were $935.9 million.

Following is supplemental financial data regarding the net financial statement impact of the 2005 hurricanes and reserve reviews and the impact on claims and claim expenses incurred and loss ratios by segment.

Analysis of net claims and claim expenses incurred for 2005 as a result of the
------------------------------------------------------------------------------
2005 hurricanes and reserve reviews:
------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                          TWELVE MONTHS ENDED DECEMBER 31, 2005
                                                      ------------------------------------------------------------------------------
                                                                              (in millions of U.S. dollars)

                                                      REINSURANCE NET CLAIMS INDIVIDUAL RISK NET CLAIMS      TOTAL NET CLAIMS
                                                       AND CLAIM EXPENSES       AND CLAIM EXPENSES          AND CLAIM EXPENSES
                                                      --------------------- --------------------------- ----------------------------
NET CLAIMS AND CLAIM EXPENSES INCURRED                 INCURRED     RATIO     INCURRED      RATIO          INCURRED       RATIO
--------------------------------------                ----------  --------- -----------  -------------- ------------  --------------

2005 hurricanes
---------------

   Hurricane Katrina                                    $ 504.3      53.2%      $ 44.7        9.8%          $ 549.0           39.1%
   Hurricane Wilma                                        416.9      44.0%        33.6        7.4%            450.5           32.1%
   Hurricane Rita                                         154.9      16.4%        25.2        5.5%            180.1           12.8%
   Hurricane Dennis                                         8.4       0.9%         9.7        2.1%             18.1            1.3%
                                                      ----------  --------- -----------  -------------- ------------  --------------
       Subtotal - 2005 hurricanes                       1,084.5     114.5%       113.2       24.8%          1,197.7           85.3%

2005 reserve reviews
--------------------
   Catastrophe reinsurance reserve review                (118.2)    (12.5%)          -          -            (118.2)          (8.4%)
   Specialty reinsurance reserve review                  (129.9)    (13.7%)          -          -            (129.9)          (9.3%)
   Individual Risk reserve review                             -         -         (1.1)      (0.2%)            (1.1)          (0.1%)
                                                      ----------  --------- -----------  -------------- ------------  --------------
       Subtotal - 2005 reserve reviews                   (248.1)    (26.2%)       (1.1)      (0.2%)          (249.2)         (17.8%)
                                                      ----------  --------- -----------  -------------- ------------  --------------
       Subtotal - 2005 hurricanes and reserve reviews     836.4      88.3%       112.1       24.6%            948.5           67.5%
   Losses excluding hurricanes and reserve reviews        416.2      43.9%       270.9       59.5%            687.1           49.1%
                                                      ----------  --------- -----------  -------------- ------------  --------------
       Total net claims and claim expenses incurred   $ 1,252.6     132.2%     $ 383.0       84.1%        $ 1,635.6          116.6%
                                                      ==========  ========= ===========  ============== ============  ==============

------------------------------------------------------------------------------------------------------------------------------------

Analysis of net financial statement impact from the 2005 hurricanes and reserve
-------------------------------------------------------------------------------
reviews:
--------

------------------------------------------------------------------------------------------------------------------------------------

                                                                            TWELVE MONTHS ENDED DECEMBER 31, 2005
                                                           -------------------------------------------------------------------------
                                                                                (in millions of U.S. dollars)

                                                            NET CLAIMS AND
                                                            CLAIM EXPENSES                            MINORITY
NET NEGATIVE (POSITIVE) FINANCIAL STATEMENT IMPACT             INCURRED            OTHER (1)          INTEREST          TOTAL
--------------------------------------------------         -----------------    ----------------- ------------------ ---------------

2005 hurricanes
   Hurricane Katrina                                                $ 549.0               $ (5.9)           $ (99.8)        $ 443.3
   Hurricane Wilma                                                    450.5                (15.9)            (120.7)          313.9
   Hurricane Rita                                                     180.1                (20.9)             (24.5)          134.7
   Hurricane Dennis                                                    18.1                 (0.3)              (0.4)           17.4
                                                           -----------------    ----------------- ------------------ ---------------
       Subtotal - 2005 hurricanes                                   1,197.7                (43.0)            (245.4)          909.3

2005 reserve reviews
   Catastrophe reserve review                                        (118.2)                   -               10.0          (108.2)
   Specialty reserve review                                          (129.9)                   -               12.3          (117.6)
   Individual Risk reserve review                                      (1.1)                   -                  -            (1.1)
                                                           -----------------    ----------------- ------------------ ---------------
       Subtotal - 2005 reserve reviews                               (249.2)                   -               22.3          (226.9)
                                                           -----------------    ----------------- ------------------ ---------------
       Net negative (positive) financial statement impact           $ 948.5              $ (43.0)          $ (223.1)        $ 682.4
                                                           =================    ================= ================== ===============

(1) Other primarily consists of assumed and ceded earned reinstatement premiums and lost profit commissions.

------------------------------------------------------------------------------------------------------------------------------------

RESERVE REVIEWS

The Company announced on May 3, 2005 that it would undertake, during 2005, a review of its processes and assumptions used in establishing its reserves. The
Company completed its review of its catastrophe reinsurance, specialty reinsurance and Individual Risk reserves in the second, third and fourth quarters of 2005, respectively. As a result of these reviews, the Company reduced its reserves within the Reinsurance segment by $248.1 million, and within the Individual Risk segment by $1.1 million. These reductions reduced the
Company's annual Reinsurance and Individual Risk loss ratios by 26.2 percentage points and 0.2 percentage points, respectively.

RESERVING PHILOSOPHY

Because any reserve estimate is simply an insurer's estimate of its ultimate liability, and since there are numerous factors which affect reserves but cannot be determined with certainty in advance, the Company's ultimate payments will vary, perhaps materially, from its estimates of reserves. In response to these inherent uncertainties, the Company has developed a reserving philosophy which attempts to incorporate prudent assumptions and estimates. The reserve reviews described above were not impacted by a change in this reserving philosophy, but rather reflected updated assumptions, new information received to date and procedural enhancements to the Company's reserving process.

EQUITY IN EARNINGS OF OTHER VENTURES
------------------------------------

Equity in earnings of other ventures generated $28.3 million in income in 2005 compared to $31.1 million in income in 2004. Included in this is the Company's equity in the earnings of its investments in Top Layer Re, ChannelRe and Tower
Hill for 2005. The decrease in 2005 is largely due to a decrease in earnings attributable to the Company's equity interest in Top Layer Re compared to 2004, which was partially offset by an increase in earnings attributable to the
Company's equity interest in ChannelRe in 2005 due to 2004 reflecting only a partial year of earnings as this investment was made in February of 2004 and earnings attributable to ChannelRe are recorded by the Company one quarter in arrears.

OTHER INCOME
------------

During 2005 the Company recognized income of $9.5 million on fees and other items compared to income of $18.9 million in 2004. Fee income remained stable at
$6.2 million in 2005 compared to $6.8 million in 2004. Other items, principally the mark-to-market on the Company's warrant to purchase shares of Platinum stock in 2005 and the mark-to-market on the Company's short position in credit derivatives in 2004, generated income of $3.3 million and $12.1 million in 2005 and 2004, respectively. Other items in 2004 was driven by the recording of $27.4 million of cumulative unrealized gains on the Platinum warrant in the income statement in the fourth quarter of 2004 for the first time.

NET INVESTMENT INCOME AND NET REALIZED GAINS AND LOSSES ON INVESTMENTS
----------------------------------------------------------------------

Net investment income for 2005 was $217.3 million, compared to $162.7 million for 2004. Other investments, which include the Company's hedge fund and private equity investments, generated $59.4 million of net investment income in 2005 compared with $46.9 million in 2004.

During 2005, the Company generated net realized losses of $7.0 million compared to net realized gains of $23.4 million during 2004.

OTHER ITEMS
-----------

The Company's corporate expenses of $71.8 million incurred during 2005 were
$54.2 million higher than 2004. The increase in such expenses is due in part to
$39.7 million of professional fees and accruals for other costs incurred during
2005 related to the Company's internal review and the ongoing investigations into the Company and certain of its present and former executive officers by governmental authorities. Also included in the 2005 corporate expenses is $13.3 million of compensation expense due to the accelerated vesting of Mr. Stanard's previously unvested equity grants upon his departure from the Company in the fourth quarter of 2005. Together these items generated $53.0 million of the
$54.2 million increase.

The Company's cash flows from operations were $335.6 million in 2005, compared to $518.1 million in 2004.

The amounts disclosed above related to the 2005 hurricanes are based on management's estimates following a review of the Company's potential exposures and discussions with counterparties. Given the magnitude and recent occurrence of these events, delays in receiving claims data, uncertainty surrounding final industry losses reported by statistical reporting agencies which impact the
Company's reinsurance recoveries, the unusual legal and claims issues related to certain of the events and other uncertainties inherent in loss estimation, meaningful additional uncertainty remains regarding total covered losses for the insurance industry from this event. Accordingly, these estimates are subject to change as new or revised data is received from the Company's counterparties, and other factors.

This press release includes certain non-GAAP financial measures including
"operating loss," "operating loss per common share," "annualized operating return on equity", "managed catastrophe premium" and "normalized gross premiums written." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, February
8, 2006 at 9:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of
RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2)
Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the
Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the
periods ending March 31, 2005, June 30, 2005 and September 30, 2005.

INVESTOR CONTACT:                                    MEDIA CONTACT:
Todd R. Fonner                                       David Lilly or Dawn Dover
Senior Vice President - Treasurer                    Kekst and Company
RenaissanceRe Holdings Ltd.                          (212) 521-4800
(441) 239-4801

                                       10

                                            RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                                            SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                                  For the three and twelve months ended December 31, 2005 and 2004
                                  (in thousands of United States Dollars, except per share amounts)
                                                             (Unaudited)

                                                                  THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                          ------------------------------------  ------------------------------------
                                                          DECEMBER 31, 2005  DECEMBER 31, 2004  DECEMBER 31, 2005  DECEMBER 31, 2004
                                                          -----------------  -----------------  -----------------  -----------------

Revenues
     Gross premiums written                                      $ 288,522          $ 163,775        $ 1,809,128        $ 1,544,157
                                                          =================  =================  =================  =================

     Net premiums written                                        $ 249,481          $ 143,906        $ 1,543,287        $ 1,349,287
     Decrease (increase) in unearned premiums                      164,626            187,433           (140,578)           (11,060)
                                                          -----------------  -----------------  -----------------  -----------------

     Net premiums earned                                           414,107            331,339          1,402,709          1,338,227
     Net investment income                                          59,126             58,352            217,252            162,722
     Net foreign exchange (losses) gains                            (4,394)            (7,417)             5,183             (6,383)
     Equity in earnings of other ventures                            5,271             10,580             28,259             31,081
     Other income                                                   11,032             23,338              9,466             18,903
     Net realized (losses) gains on investments                     (3,548)             2,818             (6,962)            23,442
                                                          -----------------  -----------------  -----------------  -----------------

     TOTAL REVENUES                                                481,594            419,010          1,655,907          1,567,992
                                                          -----------------  -----------------  -----------------  -----------------

EXPENSES
     Net claims and claim expenses incurred                        662,480            124,882          1,635,656          1,096,299
     Acquisition expenses                                           74,557             50,418            237,594            244,930
     Operational expenses                                           20,759             17,367             85,838             56,361
     Corporate expenses                                             29,965              3,551             71,813             17,609
     Interest expense                                                7,710              6,680             28,218             25,968
                                                          -----------------  -----------------  -----------------  -----------------

     TOTAL EXPENSES                                                795,471            202,898          2,059,119          1,441,167
                                                          -----------------  -----------------  -----------------  -----------------

Loss before minority interest and taxes                           (313,877)           216,112           (403,212)           126,825
Minority interest - DaVinciRe Holdings                            (112,138)            15,986           (156,449)           (41,420)
                                                          -----------------  -----------------  -----------------  -----------------

(Loss) Income before taxes                                        (201,739)           200,126           (246,763)           168,245
Income tax expense                                                       -                  -                  -             (4,003)
                                                          -----------------  -----------------  -----------------  -----------------

     NET (LOSS) INCOME                                            (201,739)           200,126           (246,763)           164,242
Dividends on preference shares                                       8,663              8,663             34,650             31,134
                                                          -----------------  -----------------  -----------------  -----------------

     NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS      $ (210,402)         $ 191,463         $ (281,413)         $ 133,108
                                                          =================  =================  =================  =================

Operating (loss) income attributable to common
     shareholders per Common Share - diluted (1), (2)              $ (2.92)            $ 2.62            $ (3.89)            $ 1.53

Net (loss) income attributable to common shareholders
     per Common Share - basic                                      $ (2.97)            $ 2.72            $ (3.99)            $ 1.90
Net (loss) income attributable to common shareholders
     per Common Share - diluted (2)                                $ (2.97)            $ 2.66            $ (3.99)            $ 1.85

Average shares outstanding - basic                                  70,793             70,289             70,592             69,874
Average shares outstanding - diluted (2)                            70,793             71,925             70,592             71,774

Net claims and claim expense ratio                                  160.0%              37.7%             116.6%              81.9%
Expense ratio                                                        23.0%              20.4%              23.1%              22.5%
                                                          -----------------  -----------------  -----------------  -----------------

Combined ratio                                                      183.0%              58.1%             139.7%             104.4%
                                                          =================  =================  =================  =================

Operating return on average common equity (annualized) (1)          (44.2%)             36.7%             (13.3%)              5.1%
                                                          =================  =================  =================  =================

(1)  Excludes net realized (losses) gains on investments (see - Comments on Regulation G).

(2)  In accordance with SFAS 128, EPS calculations use average common shares outstanding - basic, when in a net loss position.

                                       11

                                          RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                                               SUMMARY CONSOLIDATED BALANCE SHEETS
                                (in thousands of United States Dollars, except per share amounts)

                                                                                                     AT
                                                                               ------------------------------------------------
                                                                                 DECEMBER 31, 2005         DECEMBER 31, 2004
                                                                               -----------------------   ----------------------
                                                                                     Unaudited                  Audited

ASSETS
Fixed maturity investments available for sale, at fair value                              $ 2,872,294              $ 3,223,292
Short term investments, at cost                                                             1,653,618                  608,292
Other investments, at fair value                                                              586,467                  684,590
                                                                               -----------------------   ----------------------

     Total managed investment portfolio                                                     5,112,379                4,516,174
Equity investments in reinsurance company, at fair value                                       26,671                  150,519
Investments in other ventures, under equity method                                            178,774                  159,556
                                                                               -----------------------   ----------------------

     Total investments                                                                      5,317,824                4,826,249
Cash and cash equivalents                                                                     174,001                   66,740
Premiums receivable                                                                           363,105                  206,813
Ceded reinsurance balances                                                                     57,134                   61,303
Losses recoverable                                                                            673,190                  217,788
Accrued investment income                                                                      25,808                   30,060
Deferred acquisition costs                                                                    107,951                   70,933
Other assets                                                                                  152,248                   46,432
                                                                               -----------------------   ----------------------

     TOTAL ASSETS                                                                         $ 6,871,261              $ 5,526,318
                                                                               =======================   ======================

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
LIABILITIES
Reserve for claims and claim expenses                                                     $ 2,614,551              $ 1,459,398
Reserve for unearned premiums                                                                 501,744                  365,335
Debt                                                                                          500,000                  350,000
Subordinated obligation to capital trust                                                      103,093                  103,093
Reinsurance balances payable                                                                  292,307                  188,564
Other liabilities                                                                             142,815                   68,092
                                                                               -----------------------   ----------------------

     TOTAL LIABILITIES                                                                      4,154,510                2,534,482
                                                                               -----------------------   ----------------------

Minority interest - DaVinciRe Holdings                                                        462,911                  347,794

SHAREHOLDERS' EQUITY
Preference shares                                                                             500,000                  500,000
Common shares and additional paid-in capital                                                  351,285                  328,896
Accumulated other comprehensive income                                                          4,760                   78,960
Retained earnings                                                                           1,397,795                1,736,186
                                                                               -----------------------   ----------------------

     TOTAL SHAREHOLDERS' EQUITY                                                             2,253,840                2,644,042
                                                                               -----------------------   ----------------------

     TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY                        $ 6,871,261              $ 5,526,318
                                                                               =======================   ======================

BOOK VALUE PER COMMON SHARE                                                                   $ 24.52                  $ 30.19
                                                                               =======================   ======================

COMMON SHARES OUTSTANDING                                                                      71,523                   71,029
                                                                               =======================   ======================

                                       12

                                          RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                                       Supplemental Financial Data - Segment Information
                                            (in thousands of United States Dollars)
                                                          (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 THREE MONTHS ENDED DECEMBER 31, 2005
                                                               ---------------------------------------------------------------------
                                                                 REINSURANCE     INDIVIDUAL RISK       OTHER             TOTAL
                                                               ---------------   ---------------  ----------------  ----------------

 Gross premiums written (1)                                         $ 134,604         $ 153,918         $       -         $ 288,522
                                                               ===============   ===============                    ================

 Net premiums written                                               $ 137,093         $ 112,388                 -         $ 249,481
                                                               ===============   ===============                    ================

 Net premiums earned                                                $ 309,849         $ 104,258                 -         $ 414,107
 Net claims and claim expenses incurred                               572,393            90,087                 -           662,480
 Acquisition expenses                                                  30,196            44,361                 -            74,557
 Operational expenses                                                  15,466             5,293                 -            20,759
                                                               ---------------   ---------------  ----------------  ----------------

 Underwriting loss                                                 $ (308,206)        $ (35,483)                -          (343,689)
                                                               ===============   ===============
 Net investment income                                                                                     59,126            59,126
 Equity in earnings of other ventures                                                                       5,271             5,271
 Other income                                                                                              11,032            11,032
 Interest and preference share dividends                                                                  (16,373)          (16,373)
 Minority interest - DaVinciRe Holdings                                                                   112,138           112,138
 Other items, net                                                                                         (34,359)          (34,359)
 Net realized losses on investments                                                                        (3,548)           (3,548)
                                                                                                  ----------------  ----------------

 Net (loss) income attributable to common shareholders                                                  $ 133,287        $ (210,402)
                                                                                                  ================  ================

Net claims and claim expenses incurred - current accident year      $ 566,456          $ 91,215                           $ 657,671
Net claims and claim expenses incurred - prior years                    5,937            (1,128)                              4,809
                                                               ---------------   ---------------                    ----------------

Net claims and claim expenses incurred - total                      $ 572,393          $ 90,087                           $ 662,480
                                                               ===============   ===============                    ================

Net claims and claim expense ratio - accident year                     182.8%             87.5%                              158.8%
                                                               ===============   ===============                    ================

Net claims and claim expense ratio - calendar year                     184.7%             86.4%                              160.0%
Underwriting expense ratio                                              14.7%             47.6%                               23.0%
                                                               ---------------   ---------------                    ----------------

Combined ratio                                                         199.4%            134.0%                              183.0%
                                                               ===============   ===============                    ================

(1)  Reinsurance segment gross premiums written excludes $21.0 million of premiums assumed from the Individual Risk segment.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 THREE MONTHS ENDED DECEMBER 31, 2004
                                                               --------------------------------------------------------------------
                                                                 REINSURANCE     INDIVIDUAL RISK      OTHER             TOTAL
                                                               ---------------   ---------------  ---------------  ----------------

 Gross premiums written (1)                                          $ 58,240         $ 105,535        $      -         $ 163,775
                                                               ===============   ===============                  ================

 Net premiums written                                                $ 51,021          $ 92,885               -         $ 143,906
                                                               ===============   ===============                  ================

 Net premiums earned                                                $ 230,761         $ 100,578               -         $ 331,339
 Net claims and claim expenses incurred                                52,230            72,652               -           124,882
 Acquisition expenses                                                  25,134            25,284               -            50,418
 Operational expenses                                                  13,098             4,269               -            17,367
                                                               ---------------   ---------------  --------------  ----------------

 Underwriting income (loss)                                         $ 140,299          $ (1,627)              -           138,672
                                                               ===============   ===============
 Net investment income                                                                                   58,352            58,352
 Equity in earnings of other ventures                                                                    10,580            10,580
 Other income                                                                                            23,338            23,338
 Interest and preference share dividends                                                                (15,343)          (15,343)
 Minority interest - DaVinciRe Holdings                                                                 (15,986)          (15,986)
 Other items, net                                                                                       (10,968)          (10,968)
 Net realized gains on investments                                                                        2,818             2,818
                                                                                                  --------------  ----------------

 Net income available to common shareholders                                                           $ 52,791         $ 191,463
                                                                                                  ==============  ================

Net claims and claim expenses incurred - current accident year      $ 105,621          $ 83,696                         $ 189,317
Net claims and claim expenses incurred - prior years                  (53,391)          (11,044)                          (64,435)
                                                               ---------------   ---------------                  ----------------

Net claims and claim expenses incurred - total                       $ 52,230          $ 72,652                         $ 124,882
                                                               ===============   ===============                  ================

Net claims and claim expense ratio - accident year                      45.8%             83.2%                             57.1%
                                                               ===============   ===============                  ================

Net claims and claim expense ratio - calendar year                      22.6%             72.2%                             37.7%
Underwriting expense ratio                                              16.6%             29.4%                             20.4%
                                                               ---------------   ---------------                  ----------------

Combined ratio                                                          39.2%            101.6%                             58.1%
                                                               ===============   ===============                  ================

(1) Reinsurance segment gross premiums written excludes $1.4 million of premiums assumed from the Individual Risk segment.

------------------------------------------------------------------------------------------------------------------------------------

                                       13

------------------------------------------------------------------------------------------------------------------------------------

                                            RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                                      Supplemental Financial Data - Segment Information (cont'd.)
                                               (in thousands of United States Dollars)
                                                               (Unaudited)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                 TWELVE MONTHS ENDED DECEMBER 31, 2005
                                                                   ----------------------------------------------------------------
                                                                   REINSURANCE      INDIVIDUAL RISK     OTHER           TOTAL
                                                                   --------------   --------------- -------------  ----------------

      Gross premiums written (1)                                     $ 1,157,698         $ 651,430     $       -       $ 1,809,128
                                                                   ==============   ===============                ================

      Net premiums written                                           $ 1,024,010         $ 519,277             -       $ 1,543,287
                                                                   ==============   ===============                ================

      Net premiums earned                                              $ 947,389         $ 455,320             -       $ 1,402,709
      Net claims and claim expenses incurred                           1,252,644           383,012             -         1,635,656
      Acquisition expenses                                                92,763           144,831             -           237,594
      Operational expenses                                                63,522            22,316             -            85,838
                                                                   --------------   --------------- -------------  ----------------

      Underwriting loss                                               $ (461,540)        $ (94,839)            -          (556,379)
                                                                   ==============   ===============
      Net investment income                                                                              217,252           217,252
      Equity in earnings of other ventures                                                                28,259            28,259
      Other income                                                                                         9,466             9,466
      Interest and preference share dividends                                                            (62,868)          (62,868)
      Minority interest - DaVinciRe Holdings                                                             156,449           156,449
      Other items, net                                                                                   (66,630)          (66,630)
      Net realized losses on investments                                                                  (6,962)           (6,962)
                                                                                                    -------------  ----------------

      Net (loss) income attributable to common shareholders                                            $ 274,966        $ (281,413)
                                                                                                    =============  ================

     Net claims and claim expenses incurred - current accident year  $ 1,483,981         $ 393,137                     $ 1,877,118
     Net claims and claim expenses incurred - prior years               (231,337)          (10,125)                       (241,462)
                                                                   --------------   ---------------                ----------------

     Net claims and claim expenses incurred - total                  $ 1,252,644         $ 383,012                     $ 1,635,656
                                                                   ==============   ===============                ================

     Net claims and claim expense ratio - accident year                   156.6%             86.3%                          133.8%
                                                                   ==============   ===============                ================

     Net claims and claim expense ratio - calendar year                   132.2%             84.1%                          116.6%
     Underwriting expense ratio                                            16.5%             36.7%                           23.1%
                                                                   --------------   ---------------                ----------------

     Combined ratio                                                       148.7%            120.8%                          139.7%
                                                                   ==============   ===============                ================

(1)  Reinsurance segment gross premiums written excludes $45.3 million of premiums assumed from the Individual Risk segment.

----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   TWELVE MONTHS ENDED DECEMBER 31, 2004
                                                                    ---------------------------------------------------------------
                                                                      REINSURANCE  INDIVIDUAL RISK      OTHER             TOTAL
                                                                    -------------- ---------------   ------------  ----------------

      Gross premiums written (1)                                      $ 1,066,065       $ 478,092      $       -       $ 1,544,157
                                                                    ============== ===============                 ================

      Net premiums written                                              $ 930,946       $ 418,341              -       $ 1,349,287
                                                                    ============== ===============                 ================

      Net premiums earned                                               $ 944,527       $ 393,700              -       $ 1,338,227
      Net claims and claim expenses incurred                              746,010         350,289              -         1,096,299
      Acquisition expenses                                                117,145         127,785              -           244,930
      Operational expenses                                                 34,983          21,378              -            56,361
                                                                    -------------- ---------------   ------------  ----------------

      Underwriting income (loss)                                         $ 46,389      $ (105,752)             -           (59,363)
                                                                    ============== ===============
      Net investment income                                                                              162,722           162,722
      Equity in earnings of other ventures                                                                31,081            31,081
      Other income                                                                                        18,903            18,903
      Interest and preference share dividends                                                            (57,102)          (57,102)
      Minority interest - DaVinciRe Holdings                                                              41,420            41,420
      Other items, net                                                                                   (27,995)          (27,995)
      Net realized gains on investments                                                                   23,442            23,442
                                                                                                     ------------  ----------------

      Net income available to common shareholders                                                      $ 192,471         $ 133,108
                                                                                                     ============  ================

     Net claims and claim expenses incurred - current accident year     $ 859,842       $ 376,723                      $ 1,236,565
     Net claims and claim expenses incurred - prior years                (113,832)        (26,434)                        (140,266)
                                                                    -------------- ---------------                 ----------------

     Net claims and claim expenses incurred - total                     $ 746,010       $ 350,289                      $ 1,096,299
                                                                    ============== ===============                 ================

     Net claims and claim expense ratio - accident year                     91.0%           95.7%                            92.4%
                                                                    ============== ===============                 ================

     Net claims and claim expense ratio - calendar year                     79.0%           89.0%                            81.9%
     Underwriting expense ratio                                             16.1%           37.9%                            22.5%
                                                                    -------------- ---------------                 ----------------

     Combined ratio                                                         95.1%          126.9%                           104.4%
                                                                    ============== ===============                 ================

(1)  Reinsurance segment gross premiums written excludes $18.8 million of premiums assumed from the Individual Risk segment.

------------------------------------------------------------------------------------------------------------------------------------

                                       14

                                            RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                                                     SUPPLEMENTAL FINANCIAL DATA
                                               (in thousands of United States Dollars)
                                                              (Unaudited)

-----------------------------------------------------------------------------------------------------------------------------------
GROSS PREMIUMS WRITTEN                              THREE MONTHS ENDED                            TWELVE MONTHS ENDED
----------------------                     -------------------------------------------   ------------------------------------------
                                            December 31, 2005      DECEMBER 31, 2004      DECEMBER 31, 2005     DECEMBER 31, 2004
                                           --------------------   --------------------   --------------------  --------------------

Renaissance catastrophe premiums                      $ 74,622               $ 25,506              $ 575,820             $ 533,339
Renaissance specialty premiums                          35,457                 26,345                400,524               351,261
                                           --------------------   --------------------   --------------------  --------------------

   Total Renaissance Reinsurance premiums              110,079                 51,851                976,344               884,600
                                           --------------------   --------------------   --------------------  --------------------

DaVinci catastrophe premiums (1)                        24,532                  6,211                156,159               149,840
DaVinci specialty premiums                                  (7)                   178                 25,195                31,625
                                           --------------------   --------------------   --------------------  --------------------

   Total DaVinci Reinsurance premiums                   24,525                  6,389                181,354               181,465
                                           --------------------   --------------------   --------------------  --------------------

       Total Reinsurance premiums (2)                  134,604                 58,240              1,157,698             1,066,065
Individual Risk premiums                               153,918                105,535                651,430               478,092
                                           --------------------   --------------------   --------------------  --------------------

       Total premiums                                $ 288,522              $ 163,775            $ 1,809,128           $ 1,544,157
                                           ====================   ====================   ====================  ====================

Total managed catastrophe premiums (3)                $ 99,154               $ 31,824              $ 791,887             $ 753,421
                                           ====================   ====================   ====================  ====================

Total specialty premiums                              $ 35,450               $ 26,523              $ 425,719             $ 382,886
                                           ====================   ====================   ====================  ====================

(1)  Excludes premium assumed from Renaissance of $0.1 million and $22.7 million for the three and twelve months ended December 31,
     2005, respectively, and $0.7 million and $11.9 milllion for the three and twelve months ended December 31, 2004, respectively.

(2)  Reinsurance gross premiums written excludes $21.0 million and $45.3 million of premiums assumed from the Individual Risk segment for the three and twelve months ended December 31, 2005, respectively, and $1.2 million and $18.8 million of premiums assumed from the Individual Risk segment for the three and twelve months ended December 31, 2004.

(3)  Total managed catastrophe premiums include Renaissance and DaVinci catastrophe premium, as above, and catastrophe premium of
     $nil and $0.1 million for the three months ended December 31, 2005 and 2004, respectively, and catastrophe premium of $59.9 million and $70.2 million for the twelve months ended December 31, 2005 and 2004, respectively, written on behalf of our joint venture, Top Layer Re. See Comments on Regulation G.

-----------------------------------------------------------------------------------------------------------------------------------

                                       15

COMMENTS ON REGULATION G

In addition to the GAAP financial measures set forth in this Press Release, the
Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" or "operating loss" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" or "operating loss" as used herein differ from "net income attributable to common shareholders" and
"net loss attributable to common shareholders", which the Company believes are the most directly comparable GAAP measures, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that "operating income" or "operating loss" are useful to investors because they more accurately measure and predict the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses "operating income" or "operating loss" to calculate "operating income per common share" or "operating loss per common share" and "operating return on average common equity". The following is a reconciliation of 1) net income (loss) attributable to common shareholders to operating income (loss) attributable to common shareholders; 2) net income
(loss) attributable to common shareholders per common share to operating income
(loss) attributable to common shareholders per common share; and 3) return on average common equity to operating return on average common equity:

------------------------------------------------------------------------------------------------------------------------------------

                                                                   THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                             ----------------------------------- ----------------- -----------------
(In thousands of U.S. dollars, except for per share amounts) DECEMBER 31, 2005 DECEMBER 31, 2004 DECEMBER 31, 2005 DECEMBER 31, 2004
                                                             ----------------- ----------------- ----------------- -----------------

Net (loss) income attributable to common shareholders             $ (210,402)        $ 191,463        $ (281,413)         $ 133,108
   Adjustment for net realized losses (gains) on investments           3,548            (2,818)            6,962            (23,442)
                                                             ----------------- ----------------- ----------------- -----------------

Operating (loss) income attributable to common shareholders       $ (206,854)        $ 188,645        $ (274,451)         $ 109,666
                                                             ================= ================= ================= =================

Net (loss) income attributable to common shareholders per
   common share (1)                                                  $ (2.97)           $ 2.66           $ (3.99)            $ 1.85
   Adjustment for net realized losses (gains) on
   investments (1)                                                      0.05             (0.04)             0.10              (0.32)
                                                             ----------------- ----------------- ----------------- -----------------

Operating (loss) income attributable to common shareholders
   per common share - diluted (1)                                    $ (2.92)           $ 2.62           $ (3.89)            $ 1.53
                                                             ================= ================= ================= =================

Return on average common equity (annualized)                          (45.0%)            37.2%            (13.6%)              6.2%
   Adjustment for net realized losses (gains) on investments            0.8%             (0.5%)             0.3%              (1.1%)
                                                             ----------------- ----------------- ----------------- -----------------

Operating return on average common equity (annualized)                (44.2%)            36.7%            (13.3%)              5.1%
                                                             ================= ================= ================= =================

(1)  In accordance with SFAS 128, EPS calculations use average common shares outstanding - basic, when in a net loss position.

------------------------------------------------------------------------------------------------------------------------------------

The Company has also included in this Press Release "managed catastrophe premium" and "normalized gross premiums written". "Managed catastrophe premium"
is defined as gross catastrophe premium written by Renaissance Reinsurance and its related joint ventures. "Managed catastrophe premium" differs from total catastrophe premium, which the Company believes is the most directly comparable
GAAP measure, due to the inclusion of catastrophe premium written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting. The Company's management believes "Managed catastrophe premium" is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premium assumed by the
Company through its consolidated subsidiaries and related joint ventures.

                                       16

"Normalized gross premiums written" is defined as gross premiums written less gross premiums written attributable to large catastrophes. "Normalized gross premiums written" differs from gross premiums written, which the Company believes is the most directly comparable GAAP measure, due principally to the exclusion of reinstatement premiums written from large catastrophes, back-up reinsurance coverage provided to companies to replace reinsurance protection lost from a large catastrophe and reinsurance coverage provided to companies to cover a named hurricane, and the inclusion of catastrophe premium written by Top
Layer Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. The Company's management believes "Normalized gross premiums written" is useful to investors and other interested parties because it provides a measure of reinsurance premium, assuming a normal level of catastrophe losses. Refer to supplemental financial data on gross premiums written for a reconciliation between gross premiums written and "normalized gross premiums written."

While the Company provides herein estimates of operating income for 2006, the
Company has not provided estimates of net income for such period as it believes it is unable to accurately predict future gains and losses on investments, which investment results would influence the Company's net income for this period.

                                       17